THE GEORGE PUTNAM FUND OF BOSTON

AMENDMENT NO. 1

to

AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

The undersigned, constituting all of the duly elected and qualified Trustees of The George Putnam Fund of Boston (the “Trust”), a Massachusetts business trust organized and existing under the laws of the Commonwealth of Massachusetts pursuant to an Amended and Restated Agreement and Declaration of Trust dated August 1, 1996, do hereby amend the Amended and Restated Agreement and Declaration of Trust as follows:

1. Article VI, Section 3 is amended by striking out the first two sentences of said Section in their entirety and inserting in lieu thereof the following:

Article VI, Section 3. Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by the Trustees by written notice to the beneficiaries. Upon termination of this Trust the Trustees shall make provision for the payment of the expenses and liabilities of the Trust and of the Trustees and distribute the remaining assets, or sell and dispose of all or any part thereof and distribute the net proceeds thereof in cash and/or securities among the holders of such shares in proportion to their holdings, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any classes of shares of the Trust, provided that any distribution to the beneficiaries of a particular class of shares shall be made to such beneficiaries pro rata in proportion to the number of shares of such class held by each of them.

2. The following is added as Article VI, Section 5:

Article VI, Section 5: The Trust shall have the right at its option and at any time to redeem shares of any beneficiary at the net asset value thereof as determined in accordance with the Bylaws: (i) if at such time such beneficiary owns fewer shares than, or shares having an aggregate net asset value of less than, an amount determined from time to time by the Trustees; or (ii) to the extent that such beneficiary owns shares of a particular series of shares equal to or in excess of a percentage of the outstanding shares of that series determined from time to time by the Trustees; or (iii) to the extent that such beneficiary owns shares of the Trust representing a percentage equal to or in excess of such percentage of the aggregate number of outstanding shares of the Trust or the aggregate net asset value of the Trust determined from time to time by the Trustees.

The undersigned do hereby certify that the foregoing amendments were approved on November 19, 2009 by vote of the holders of a majority of the shares of the Trust then outstanding.

* * *

This instrument may be executed in several counterparts, each of which shall be deemed an original, but all taken together shall constitute one instrument.

The foregoing amendment shall become effective as of December 15, 2009.

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IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, hereunto have signed this instrument on this 11th day of December, 2009.

/s/ Ravi Akhoury	/s/ Elizabeth T. Kennan
Ravi Akhoury	Elizabeth T. Kennan

/s/ Jameson A. Baxter	/s/ Kenneth R. Leibler
Jameson A. Baxter	Kenneth R. Leibler

_______________	/s/ Robert E. Patterson
Charles B. Curtis	Robert E. Patterson

/s/ Robert J. Darretta	/s/ George Putnam, III
Robert J. Darretta	George Putnam, III

/s/ Myra R. Drucker	/s/ Robert L. Reynolds
Myra R. Drucker	Robert L. Reynolds

/s/ John A. Hill	/s/ W. Thomas Stephens
John A. Hill	W. Thomas Stephens

/s/ Paul L. Joskow	_______________
Paul L. Joskow	Richard B. Worley

IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, hereunto have signed this instrument on this 14th day of December, 2009.

_________________	_________________
Ravi Akhoury	Elizabeth T. Kennan

_________________	_________________
Jameson A. Baxter	Kenneth R. Leibler

_________________	_________________
Charles B. Curtis	Robert E. Patterson

_________________	_________________
Robert J. Darretta	George Putnam, III

_________________	_________________
Myra R. Drucker	Robert L. Reynolds

_________________	_________________
John A. Hill	W. Thomas Stephens

_________________	/s/ Richard B. Worley
Paul L. Joskow	Richard B. Worley

IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, hereunto have signed this instrument on this 15th day of December, 2009.

_____________________	__________________
Ravi Akhoury	Elizabeth T. Kennan

__________________	__________________
Jameson A. Baxter	Kenneth R. Leibler

/s/ Charles B. Curtis	__________________
Charles B. Curtis	Robert E. Patterson

__________________	__________________
Robert J. Darretta	George Putnam, III

__________________	____________________
Myra R. Drucker	Robert L. Reynolds

__________________	____________________
John A. Hill	W. Thomas Stephens

__________________	_____________________
Paul L. Joskow	Richard B. Worley

THE COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.

On this 11th day of December, 2009 , before me, the undersigned notary public, personally appeared John A. Hill, Jameson A. Baxter, Ravi Akhoury, Robert J. Darretta, Myra R. Drucker, Paul L. Joskow, Elizabeth T. Kennan, Kenneth R. Leibler, Robert E. Patterson, George Putnam, III, Robert L. Reynolds, and W. Thomas Stephens, proved to me through satisfactory evidence of identification, to be the persons whose name is signed on the preceding or attached document, and acknowledged to me that he or she signed it voluntarily for its stated purpose as a Trustee of The George Putnam Fund of Boston , a Massachusetts business trust.

/s/ J. Scott-Harris __________________
Notary Public
My Commission Expires: 9/21/2012

The address of the Trust is One Post Office Square, Boston, Massachusetts 02109.